As filed with the Securities and Exchange Commission on December 2, 2004

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

LOUDEYE CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1908833 (IRS Employer Identification No.)

1130 Rainier Avenue South
Seattle, Washington 98144
(206) 832-4000
(Address of principal executive offices) (Zip Code)

LOUDEYE CORP. 2000 STOCK OPTION PLAN
(as amended on June 4, 2004)
(Full title of the Plans)

Jeffery M. Cavins
Chief Executive Officer
Loudeye Corp.
1130 Rainier Avenue South
Seattle, Washington 98144
(206) 832-4000
(Name and address of agent for service)

Copies to:
Eric S. Carnell
Loudeye Corp.
1130 Rainier Avenue South
Seattle, Washington 98144
(206) 832-4000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered(1)	per Share	Offering Price(4)	Fee
Common Stock, $0.001 par value	6,200,000 shares	$1.20(2)	$ 7,440,000	$ 943
Common Stock, $0.001 par value	10,000,000 shares	$1.49(3)	$14,900,000	1,888
Aggregate Registration Fee				$2,831

(1)	The Loudeye Corp. 2000 Stock Option Plan, as amended on June 4, 2004 (the “Plan”) authorizes the issuance of a maximum of 17,416,137 shares of common stock of Loudeye Corp. (the “Registrant”), subject to automatic annual increases as described below. Prior to being amended in June 2004, a total of 11,216,137 shares of the Registrant’s common stock were authorized for issuance under the Plan. The shares registered hereunder comprise an additional 6,200,000 shares of the Registrant’s common stock authorized and available under the Plan. In addition, this Registration Statement also covers 10,000,000 additional shares of common stock that may become issuable under the Plan pursuant to a provision that provides that the number of shares authorized under the Plan will automatically increase on the first day of each of the four years beginning in 2006 and ending in 2009, in an amount equal to the lesser of (i) 2,500,000 shares, (ii) five percent of the number of shares of common stock outstanding on December 31 of the immediately preceding calendar year, or

(iii) such lesser number of shares as determined by the Board of Directors. The Registrant previously registered shares authorized under the Plan and shares that became issuable under the Plan pursuant to automatic increases that became effective on January 1st of each of 2001, 2002, 2003 and 2004 and pursuant to the automatic increase that is scheduled to take effect on January 1, 2005. Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s common stock that may be issued in accordance with the provisions of the Plan and related stock option agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)	Computed pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based upon a weighted average exercise price per share of $1.20 of options under the Plan, the shares issuable under which are registered hereby.

(3)	Computed pursuant to Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based upon the average of the high ($1.67) and low ($1.31) trading prices per share of the Registrant’s common stock on November 24, 2004, as reported by the Nasdaq SmallCap Market.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act.

2

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

          Loudeye Corp. (the “Registrant”) hereby incorporates by reference into this Registration Statement the contents of the previous registration statement on Form S-8 (Registration No. 333-32560). The Registrant also hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 22, 2004(1);

(b)	The Registrant’s Amendment to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003, filed with the Commission on April 28, 2004(1);

(c)	The Registrant’s Amendment to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003, filed with the Commission on May 14, 2004(1);

(d)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the Commission on May 17, 2004;

(e)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Commission on August 31, 2004;

(f)	The Registrant’s Amendment to Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2004, filed with the Commission on October 7, 2004;

(g)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed with the Commission on November 15, 2004;

(h)	The Registrant’s Amendment to Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2004, filed with the Commission on November 23, 2004;

(i)	The Registrant’s Current Report on Form 8-K, filed with the Commission on January 9, 2004;

(j)	The Registrant’s Current Report on Form 8-K, filed with the Commission on February 17, 2004;

(k)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 5, 2004;

(l)	The Registrant’s Current Report on Form 8-K, filed with the Commission on March 11, 2004;

(m)	The Registrant’s Current Report on Form 8-K, filed with the Commission on May 28, 2004;

(n)	The Registrant’s Current Report on Form 8-K, filed with the Commission on June 22, 2004;

(o)	The Registrant’s Current Report on Form 8-K, filed with the Commission on July 8, 2004;

(p)	The Registrant’s Current Report on Form 8-K, filed with the Commission on August 24, 2004;

(q)	The Registrant’s Current Report on Form 8-K, filed with the Commission on August 30, 2004;

(r)	The Registrant’s Current Report on Form 8-K, filed with the Commission on August 31, 2004;

(s)	The Registrant’s Current Report on Form 8-K, filed with the Commission on September 3, 2004;

(t)	The Registrant’s Current Report on Form 8-K/A, filed with the Commission on September 7, 2004;

(u)	The Registrant’s Current Report on Form 8-K, filed with the Commission on October 7, 2004;

(1) The Registrant’s most recent audited financial statements for the year ended December 31, 2003, are filed as an exhibit to the Registrant’s current report on Form 8-K filed with the Commission on December 2, 2004.

(u)	The Registrant’s Current Report on Form 8-K, filed with the Commission on November 2, 2004;

(v)	Item 1.01 of the Registrant’s Current Report on Form 8-K, filed with the Commission on November 10, 2004;

(w)	The Registrant’s Current Report on Form 8-K, filed with the Commission on December 2, 2004; and

(x)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed by the Registrant on February 17, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any subsequent amendment or report filed for the purpose of amending such description.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

          The Common Stock is registered pursuant to Section 12 of the 1934 Act, and, therefore, the description of securities is incorporated by reference pursuant to Item 3 herein.

Item 5. Interests of Named Experts and Counsel

          Not Applicable.

Item 6. Indemnification of Directors and Officers

          The Registrant is a Delaware corporation. In accordance with Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), the Registrant’s restated certificate of incorporation contains a provision to limit the personal liability of its directors for violations of their fiduciary duties. This provision eliminates each director’s liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability: (i) for any breach of the director’s duty of loyalty to Loudeye Corp. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including such actions involving gross negligence.

          The Registrant’s restated certificate of incorporation also provides that it may indemnify and advance expenses to, any other individuals, as permitted under the DGCL, by a variety of means, including pursuant to provisions of its restated bylaws and entering into agreements with such individuals. Section 145 of the DGCL provides that a corporation may indemnify any person, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of such corporation, as a director, officer, employee or agent of another corporation. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred. The Registrant’s restated certificate of incorporation provides for indemnification to fullest extent permitted by Section 145 of the DGCL of all persons who the Registrant has the power to indemnify under such section.

          Pursuant to the Registrant’s restated bylaws, it must indemnify its directors and officers, and it may indemnify its employees and agents, to the maximum extent permitted under the DGCL against expenses, (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant. The Registrant’s restated bylaws also provide that it must advance expenses to indemnified individuals if they undertake to repay such amounts if it is ultimately determined that they were not entitled to indemnification.

          The Registrant has entered into indemnification agreements with certain of its directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by law with respect to indemnification. The indemnification agreements provide that the Registrant will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding, specifically including actions by the Registrant or in its name (derivative suits), where the individual’s involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director or officer will not receive indemnification if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests. The individual will only be indemnified in connection with any criminal proceeding if such individual had no reasonable belief that his or her conduct was unlawful.

          In addition, the Registrant maintains officers’ and directors’ liability insurance which insures against liabilities that its officers and directors may incur in such capacities.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

          Not Applicable.

Item 8. Exhibits

Number	Exhibit
4.1	Loudeye Corp. 2000 Stock Option Plan, as amended on June 4, 2004

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Grant Thornton UK LLP, Independent Registered Public Accounting Firm

23.3	Consent of Latham & Watkins is contained in Exhibit 5.1

24.1	Power of Attorney (reference is made to page S-1 of this Registration Statement)

     The consolidated financial statements of Loudeye Corp. as of December 31, 2001 and for the year then ended, incorporated by reference in this prospectus, were audited by other independent accountants who have ceased operations. The other independent accountants did not perform any procedures with respect to this registration statement. The Registrant has not obtained, and is not able to obtain, a written consent from those other independent accountants. Accordingly, the Registrant has omitted the written consent of those other independent accountants in reliance upon Rule 473(a) under the Securities Act of 1933. You will not be able to recover against those other independent accountants under Section 11 of the Securities Act for any untrue statements of a material fact contained in the Registrant’s financial statements audited by those independent accountants or for any omission to state a material fact required to be stated in those financial statements.

Item 9. Undertakings

          A. The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act,

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

               (2) That for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on December 2, 2004.

LOUDEYE CORP.

By:	/s/ Lawrence J. Madden

Lawrence J. Madden
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

               KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned officers and directors of Loudeye Corp., a Delaware corporation, do hereby constitute and appoint Jeffrey M. Cavins, Lawrence J. Madden and Eric S. Carnell and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts. Each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on December 2, 2004.

Signatures	Title(s)
/s/ Anthony J. Bay	Chairman of the Board and Director

Anthony J. Bay

/s/ Jeffrey M. Cavins	Chief Executive Officer and Director
(Principal Executive Officer)
Jeffrey M. Cavins

/s/ Lawrence J. Madden	Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
Lawrence J. Madden

/s/ Michael A. Brochu

Michael A. Brochu	Director

/s/ Kurt R. Krauss

Kurt R. Krauss	Director

/s/ Johan C. Liedgren

Johan C. Liedgren	Director

S-1

EXHIBIT INDEX

Number	Exhibit
4.1	Loudeye Corp. 2000 Stock Option Plan, as amended on June 4, 2004

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Grant Thornton UK LLP, Independent Registered Public Accounting Firm

23.3	Consent of Latham & Watkins is contained in Exhibit 5.1

24.1	Power of Attorney (reference is made to page S-1 of this Registration Statement)